Exhibit 10.55

SUPPORT AND CONVERSION AGREEMENT

This Support and Conversion Agreement (this “Agreement”) is entered into as of the 11th day of March, 2020 among Delcath Systems, Inc. (the “Company”), Rosalind Master Fund L.P. and Rosalind Opportunities Fund I L.P. (collectively, “Rosalind”) and the executives of the Company listed on the signature page hereto (each, an “Executive” and, collectively, the “Executives”).

WHEREAS, the Company has advised Rosalind and the Executives that the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1 (File No. 333-235904) relating to a proposed public offering of securities of the Company (the “Offering”) to occur simultaneously with the listing of the Company’s common stock, par value $0.01 per share (the “Common Stock”), onto the Nasdaq Capital Market (“Nasdaq”); and

WHEREAS, the Offering is contingent upon Nasdaq approval of the listing of the Common Stock (the “Nasdaq Approval”); and

WHEREAS, pursuant to Nasdaq’s Listing Rules, the continued listing of the Common Stock on Nasdaq will be contingent on the Company’s ability to meet Nasdaq’s continued listing criteria (the “Continued Listing Requirements”), including, without limitation, the requirement that the Company maintain stockholders’ equity of at least $2,500,000 (the “Minimum Stockholders’ Equity Requirement”); and

WHEREAS, the Company has previously issued to Rosalind 8% Senior Secured Promissory Notes dated July 15, 2019, as subsequently amended by a Note Amending Agreement, dated July 15, 2019 (as so amended, collectively, the “Notes”), in the aggregate principal amount of $2,000,000 pursuant to the terms of the Note Purchase Agreement, dated June 6, 2019, between Rosalind and the Company; and

WHEREAS, pursuant to their terms, the principal amount of the Notes and any accrued and unpaid interest thereon are convertible, at Rosalind’s option, into shares of the Company’s Series E Preferred Stock (“Preferred Shares”) at a conversion price (the “Conversion Price”) of $1,500 per Preferred Share (the “Conversion”); and

WHEREAS, each Executive is entitled to receive from the Company the amount set forth opposite such Executive’s name on Schedule I hereto as a performance bonus for the year ended December 31, 2019 (which amount is net of all required income tax and other withholdings) (each, an “Incentive Bonus” and, collectively, the “Incentive Bonuses”); and

WHEREAS, the Company is indebted to each Executive for back pay and other bonus amounts in the amount set forth opposite such Executive’s name on Schedule I hereto (which amount is net of all required income tax and other withholdings) (each, a “Back Pay Amount” and, collectively, the “Back Pay Amounts”); and

WHEREAS, Rosalind and each Executive hereby acknowledges that the listing of the Common Stock on Nasdaq will provide significant benefits to each of them and that the ability of the Company to meet the Continued Listing Requirements will provide significant benefits to each of them.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.

Effective upon the consummation of the Offering, the Company shall pay to each Executive his or her Incentive Bonus in the form of unregistered shares of Common Stock with each share having a value equal to the public offering price per share (or unit in the event that the Offering includes warrants or other rights to acquire Common Stock) of the securities sold by the Company in the Offering and each Executive agrees to receive such shares of Common Stock in full payment of his or her Incentive Bonus. Any fraction of a share shall be rounded up to the nearest whole share.

2.

On the terms and subject to the conditions specified in this Agreement, the Company shall have the right, at any time and from time to time, to (i) cause Rosalind to effect the Conversion of some or all of the Notes at the Conversion Price (a “Rosalind Conversion”) and (ii) pay to the Executives some or all of their respective Back Payment Amounts in the form of unregistered shares of Common Stock (an “Equitization Transaction”) in the event that the Board of Directors of the Company has reasonably determined that a Rosalind Conversion and an Equitization Transaction are reasonably necessary for the Company to satisfy the Minimum Stockholders’ Equity Requirement as of the date of such determination (such determination, an “Equity Infusion Determination”). For greater certainty, a Rosalind Conversion shall not occur without a simultaneous Equitization Transaction, except as specifically provided in Section 3 below. The provisions of this Section 2 shall not apply to any Executive who is not an employee of the Company at the time of such Equity Infusion Determination.

3.

In the event that the Company makes an Equity Infusion Determination, the Company shall deliver written notice to Rosalind and each Executive of such Equity Infusion Determination (an “Equity Infusion Notice”), which Equity Infusion Notice shall specify the Company’s calculation of the amount of the Rosalind Conversion and the Equitization Transaction (collectively, an “Equity Infusion”) that the Company has determined is required to satisfy the Minimum Stockholders’ Equity Requirement, which calculation shall specify the amount of the deficiency and be final and binding on all parties absent manifest error. The Equity Infusion shall be allocated among Rosalind and the Executives so that 50% of the Equity Infusion takes the form of a Rosalind Conversion and the remaining 50% of the Equity Infusion takes the form of an Equitization Transaction and so that the amount of any such Equitization Transaction is allocated among the Executives on a pro rata basis determined by the proportion of an Executive’s unpaid Back Pay Amount compared to the aggregate amount of the unpaid Back Pay Amounts as of the date of determination. Notwithstanding the foregoing, (i) in the event that an Executive is no longer an employee of the Company as of the date of an Equity Infusion Notice, such Notice shall not apply to such former Executive and the pro rata Back Pay Amounts subject to the related Equity Infusion shall be allocated among the remaining Executives or to the sole remaining Executive, and (ii) in the event that all of the Back Pay Amounts subject to such Equity Infusion have been paid pursuant to one or more Equitization Transactions, the remaining amount of any Equity Infusion and any subsequent Equity Infusion shall be provided solely in the form of a Rosalind Conversion. The Company shall not have the right to provide an Equity Infusion Notice if, at such time, an Equity Infusion would not avoid the delisting of the Common Stock from Nasdaq as a result of the Company’s failure to meet the other Continued Listing Requirements.

4.

Any Equity Infusion Notice shall specify the date, which shall not be less than the third business day after the date of such Equity Infusion Notice or more than five business days after the date of such Equity Infusion Notice, on which the Equity Infusion shall occur (such date, the “Equity Infusion Date”). Such Equity Infusion Notice shall have the same effect as (i) the delivery of a notice of conversion on the date of such Equity Infusion Notice by Rosalind pursuant to the terms of the Notes electing to effect the amount of the Rosalind Conversion specified in the Equity Infusion Notice on the Equity Infusion Date, and (ii) an irrevocable election by the Company and an irrevocable agreement between the Company and each Executive subject to such Equity Infusion Notice to pay such Executive’s portion of the amount of the Equitization Transaction specified in the Equity Infusion Notice on the Equity Infusion Date in the form of unregistered shares of Common Stock with each share having a value equal to the greater of (x) the last reported sale price per share as of the Trading Day (as defined below) immediately preceding the Equity Infusion Date and (y) the volume-weighted average price of the Common Stock for the five Trading Days immediately preceding the Equity Infusion Date. Each Executive irrevocably agrees to receive such shares of Common Stock in full payment of the portion of his or her Back Pay Amount covered by the Equitization Transaction. Any fraction of a share shall be rounded up to the nearest whole share. As used herein, “Trading Day” means a day on which Nasdaq is open for trading.

5.

Until the second anniversary of the closing of the Offering, if the Company or any of its Subsidiaries proposes to (a) offer, sell, grant any option to purchase, otherwise dispose of or issue Common Stock or any securities conferring the right to purchase Common Stock or securities convertible into, or exchangeable for (with or without additional consideration) Common Stock (or a combination of units thereof) in a public or private offering for the purpose of raising capital, or (b) offer or sell any debt securities of the Company (collectively, a “Financing”), Rosalind shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Financing on the same terms as the securities being offered in such Financing (the “Participation Right”). In connection with each Participation Right, the Company shall deliver written notice to Rosalind of the terms and conditions of any proposed Financing at least two Business Days prior to the anticipated first closing of such Financing (the “Financing Notice”). Rosalind may exercise its Participation Right by notifying the Company in writing at least one Business Day prior to the anticipated closing date set forth in the Financing Notice (the “Participation Notice”). In the event Rosalind does not return a Participation Notice to the Company at least one Business Day prior to the anticipated closing date set forth in the Financing Notice, the Participation Right granted hereunder in respect of such Financing shall terminate and be of no further force and effect; provided, however, that such Participation Right shall be reinstated if the anticipated closing referenced in the Financing Notice does not occur prior to ten Business Days following the anticipated first closing date specified in the Financing Notice. For the avoidance of doubt, the participation rights provided in this paragraph 5 shall not apply to (i) the issuance of any securities of the Company upon the exercise, conversion or exchange in accordance with the terms of any other security of the Company outstanding on the date hereof, (ii) any transaction described in Rule 145 under the Securities Act of 1933, as amended, or (iii) the grant or exercise of any stock option or equity award provided to a director, officer, employee or consultant to the Company or any of its subsidiaries pursuant to any plan or arrangement approved by the Compensation and Stock Option Committee of the Company’s Board of Directors or by a majority of the non-employee members of the Company’s Board of Directors.

6.

Except as expressly modified hereby, the Notes shall remain in full force and effect. The execution, delivery and performance of this agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Rosalind under the Notes other than as expressly provided herein.

7.

The Company hereby represents and warrants to each Executive that neither the Company nor any Insider (as defined below) (other than such Executive as to whom no such representation or warranty is made) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (the “1933 Act”) (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2)(i) or (d)(3) of the 1933 Act. The Company is not disqualified from relying on Rule 506 of Regulation D under the 1933 Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the unregistered shares of Common Stock issuable to the Executives hereunder (collectively, the “Securities”) pursuant to this Agreement. The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists. If applicable, the Company has furnished to each Executive, a reasonable time prior to the date hereof, a description in writing of any matters relating to the Company and the Insiders that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e). The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed and whether any disclosure is required to be made to such Executive under Rule 506(e). As used herein, “Insider” means each director or executive officer of the Company, any other officer of the Company participating in the offering of the Securities, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on the date hereof.

8.

Each Executive, severally and not jointly, represents and warrants to the Company as follows: (i) such Executive is not subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2)(i) or (d)(3) of the 1933 Act, (ii) the Securities to be received by such Executive hereunder will be acquired for such Executive’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Executive has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Executive’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws, and nothing contained herein shall be deemed a representation or warranty by such Executive to hold the Securities for any period of time; (iii) such Executive is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, or an entity engaged in a business that would require it to be so registered; (iv) on the date hereof, such Executive was and, as of any Equity Infusion Date he or she will be an “accredited investor” as defined in Rule 501(a) under the 1933 Act; (v) such Executive maintains his or her principal residence at the location specified opposite the Executive’s name on the signature page hereto; (vi) such Executive acknowledges that he or she can bear the economic risk and complete loss of his or her investment in the Securities and has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits and risks of the investment contemplated hereby; (vii) such Executive has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities; (viii) such Executive understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances; and (ix) such Executive acknowledges that certificates evidencing the Securities will bear the following or any similar legend until sold in accordance with the 1933 Act in a transaction in which the purchaser received freely tradable Securities: “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities are sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

9.

Rosalind and each Executive acknowledges that money damages for a breach of this Agreement would not be an adequate remedy. Accordingly, Rosalind and each Executive agrees that the Company shall be entitled to specifically enforce the terms of this Agreement and shall not be required to post any bond or other security in connection with any action for specific enforcement or other injunctive relief.

10.

This Agreement shall expire on the earlier of (i) the date on which all of the Notes have been converted or paid in full, or (ii) June 30, 2021; provided, however, that this Agreement shall terminate and be of no further force and effect (x) with respect to an Executive, upon the effective date of the termination of the Executive’s employment by the Company; (y) if the Nasdaq Approval is not received on or prior to 5:00 p.m. Eastern time, on March 31, 2020; or (z) if the Offering does not occur on or prior to the outside date, if any, specified in the Nasdaq Approval. Notwithstanding the expiration or termination of this Agreement, Rosalind’s Participation Rights described in paragraph 5 shall survive any such expiration and or termination and shall continue in full force and effect in accordance with their terms.

11.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

12.

This Agreement shall (a) be governed by and construed and enforced in accordance with the internal law of the State of New York; (b) may not be amended except by a writing duly executed by the parties; (c) shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; and (d) may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(Signature page immediately follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by the undersigned, thereunto duly authorized, as of the date first written above.

DELCATH SYSTEMS, INC.		Address for Notice
Delcath Systems, Inc.
1633 Broadway, Suite 22C
By:	/s/ Barbra C. Keck	New York, NY 10019
Name:	Barbra C. Keck	Attention: Barbra C. Keck
Title:	Chief Financial Officer	Email: bkeck@delcath.com

ROSALIND MASTER FUND L.P.		Address for Notice
175 Bloor Street East
By:	Rosalind Advisors, Inc., Advisor	Suite 1316, North Tower
Toronto, Ontario
M4W 3R8 Canada
By:	/s/ Steven Salamon	Email:
Name:	Steven Salamon
Title:	President, Rosalind Advisors, Inc., adviser to Rosalind Master Fund L.P.

ROSALIND OPPORTUNITIES FUND I L.P.		Address for Notice
175 Bloor Street East
By:	Rosalind Advisors, Inc., Advisor	Suite 1316, North Tower
Toronto, Ontario
M4W 3R8 Canada
By:	/s/ Steven Salamon	Email:
Name:	Steven Salamon
Title:	President, Rosalind Advisors, Inc., adviser to Rosalind Opportunities Fund L.P.

Jennifer K. Simpson		Address for Notice
*
/s/ Jennifer K. Simpson		*
Email: jsimpson@delcath.com

John Purpura		Address for Notice
*
/s/ John Purpura		*
Email: jpurpura@delcath.com

Barbra C. Keck		Address for Notice
*
/s/ Barbra C. Keck		*
Email: bkeck@delcath.com

SCHEDULE I

Name of Executive	Incentive Bonus	Back Pay Amount
Jennifer K. Simpson	$101,000	$323,000
John Purpura	$63,000	$221,000
Barbra C. Keck	$57,000	$221,000

Total:	$221,000	$765,000